Exhibit 5.1

Our Ref:	MGJ/JMW/KAT/1053601/0003/J9106009v21	47 Esplanade St Helier Jersey JE1 0BD Channel Islands T +44(0) 1534 888900 F +44(0) 1534 887744 E info@careyolsen.com
Quotient Limited Elizabeth House 9 Castle Street St Helier Jersey JE2 3RT

31 July 2015

Dear Sirs

Quotient Limited (the “Company”): Issue of Ordinary Shares and Preference Shares under the US Securities Act of 1933, as amended (the “Securities Act”)

1.	Background

1.1	We have acted as the Company’s Jersey legal advisers in connection with the filing of a registration statement on Form S-3 dated July 31, 2015 (the “Registration Statement”) pursuant to which the Company may, subject to complying with all applicable laws, from time to time issue or be able to issue, among other things: (1) ordinary shares of no par value of the Company (the “Ordinary Shares”); (2) preference shares of no par value of the Company (the “Preference Shares” and, together with the Ordinary Shares, the “Shares”)); (iii) debt securities of the Company (the “Debt Securities”) to be issued pursuant to the terms of one or more indentures (the “Indentures”); (iv) subscription rights to purchase Ordinary Shares and Preference Shares of the Company (the “Rights”) to be issued pursuant to the terms of one or more subscription rights agreements (“Subscription Rights Agreements”) to be entered into prior to the issuance of the Rights; and (v) warrants to purchase Ordinary Shares, Preference Shares or Debt Securities of the Company (the “Warrants”) to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”) to be entered into prior to the issuance of the Warrants, it also being understood that any of the foregoing securities may be issued in units with any one or more of the other securities (the “Units” and, together with the Ordinary Shares, the Preference Shares, the Debt Securities, the Rights and the Warrants, the “Securities”).

1.2	The Company has asked us to provide this Opinion in connection with filing of the Registration Statement in relation to the offer of securities under the Securities Act.

PARTNERS:

G Coltman    P German    W Grace    M Jeffrey    N Journeaux    J Kelleher    A Kistler    S Marks

P Matthams    R Milner    J Mulholland    D O’Connor    A Ohlsson    M Pallot    C Philpott    S Riley    R Smith

CONSULTANTS: N Crocker    P Sugden

Quotient Limited

31 July 2015

1.3	In this Opinion “non-assessable” means, in relation to a Share, that the purchase price for which the Company agreed to issue and sell that Share has been paid in full to the Company, so that no further sum is payable to the Company or its creditors by any holder of that Share solely because of being the holder of such Share.

1.4	We should like to make the following observations:

1.4.1	We have not been responsible for investigating or verifying the accuracy of the facts (including statements of foreign law), or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to in this Opinion, or that no material facts have been omitted therefrom save as expressly set out herein.

1.4.2	We express no opinion as to whether the Registration Statement, contains all the information required by the Securities Act and/or any other applicable foreign laws, regulations, orders or rules nor whether the persons responsible for the Registration Statement, the Securities Act and/or any other applicable foreign laws, regulations, orders or rules have discharged their obligations thereunder.

2.	Documents examined

2.1	For the purposes of this Opinion we have examined and relied on the following:

2.1.1	the Registration Statement;

2.1.2	the public records of the Company available for inspection on the web-site of the Registrar of Companies in Jersey (the “Registrar of Companies”) on the date of this Opinion, at the time we carried out such inspection (together the “Public Records” and together such inspections, the “Public Records Searches”);

2.1.3	a copy of the certificate of incorporation of the Company (the “Certificate of Incorporation”);

2.1.4	a copy of the memorandum and articles of association of the Company (together, the “Memorandum and Articles of Association” and such articles of association, the “Articles of Association” respectively);

2.1.5	a copy of the consent issued to the Company pursuant to the Control of Borrowing (Jersey) Order 1958, as amended (the “COBO Consent”);

2.1.6	a certificate of a Director of the Company (the “Director’s Certificate”); and

Quotient Limited

31 July 2015

2.1.7	a copy of the register of members of the Company stated thereon as being current as at 31 July 2015 (the “Register of Members”).

2.2	We have not examined or relied on any other documents for the purpose of this Opinion.

3.	Assumptions

3.1	For the purposes of giving this Opinion we have relied on the following assumptions:

3.1.1	that each party (other than the Company as a matter of Jersey law) has or had at the relevant time the necessary capacity, power, authority and intention and has or had at the relevant time obtained all necessary agreements, consents, licences or qualifications (whether as a matter of any law or regulation applicable to it or any contractual or other obligation binding upon it) to enter into the documents to which it is a party and that each such party has duly authorized, executed and delivered those documents and that those documents have been duly dated;

3.1.2	the genuineness and authenticity of all signatures, initials, stamps and seals on all documents and the completeness and conformity to original documents of all copies examined by us;

3.1.3	that there is no provision of the law or regulation of any jurisdiction other than Jersey that would have any adverse implication in relation to the opinions expressed in this Opinion;

3.1.4	that all documents or information required to be filed or registered by or in relation to the Company with the Registrar of Companies have been so filed or registered and appear on the Public Records of the Companies and are accurate and complete;

3.1.5	the accuracy and completeness of the Director’s Certificate, and of all statements as to matters of fact contained in the other documents referred to in paragraph 2 above, as at the date of this Opinion;

3.1.6	that the Register of Members is accurate and complete as at the date of this Opinion;

3.1.7	each person named as a member of the Company in the Register of Members has agreed to become a member of the Company; and

3.1.8	that each of the above assumptions is accurate at the date of this Opinion, and has been and will be accurate at all other relevant times.

3.2	We have not independently verified the above assumptions.

Quotient Limited

31 July 2015

4.	Opinion

As a matter of Jersey law, and on the basis of and subject to the above and the qualification below, we are of the following opinion:

4.1	the Shares when (i) offered and issued in accordance with all necessary corporate actions of the Company, including a valid resolution of the Board or any duly appointed committee thereof; (ii) the Company has received in full the issue price payable for the Shares; (iii) the relevant subscriber or its nominee has been entered into the Company’s register of members as the holder of the relevant Shares; and (iv) all necessary consents have been obtained from the Jersey Financial Services Commission, will be duly authorized, validly issued, fully paid and non-assessable; and

4.2	the Debt Securities, Warrants, Rights and Units when (i) offered and issued in accordance with all necessary corporate action of the Company, including a valid resolution of the Board or any duly appointed committee thereof; (ii) if appropriate, authenticated in the manner set forth in the applicable Indenture, Warrant Agreement, Subscription Rights Agreement or other instrument; (iii) delivered against due payment therefor; (iv) the applicable Indenture, Warrant Agreement, Subscription Rights Agreement or other instrument has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) all necessary consents have been obtained from the Jersey Financial Services Commission, will be duly authorized, validly issued, fully paid and non-assessable.

5.	Qualification

5.1	In order to maintain the Company in good standing under Jersey law an annual return must be delivered, with payment of the current fee, to the Registrar of Companies before the end of February in each year.

5.2	The register of members of a Jersey company is prima facie evidence of any matters which are by the CJL directed or authorized to be inserted in it. The CJL requires that the register of members of a Jersey company includes, amongst other things, the name and address of every member and, where he or she is a member because he or she holds shares in the company, the number of shares held by the member and, in the case of shares which are not fully paid, the amount remaining unpaid on each share

6.	Governing law, limitations, benefit, disclosure and reliance

6.1	This Opinion is governed by and shall be construed in accordance with Jersey law and is limited to the matters expressly stated in this Opinion.

Quotient Limited

31 July 2015

6.2	This Opinion is limited to matters of Jersey law and practice as at the date of this Opinion and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

6.3	We assume no obligation to advise you or any other person, or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed in this Opinion.

6.4	This Opinion is addressed only to you and is solely for the benefit of you and your professional legal advisers in connection with the Registration Statement under the Securities Act and except with our prior written consent it may not be disclosed to, used or relied on by any other person or used for any other purpose or referred to or made public in any way.

6.5	We consent to the filing of a copy of this opinion as Exhibits 5.1 to the Registration Statement and to reference to us being made in the paragraph of the Registration Statement headed “Legal Matters”. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Carey Olsen